For Immediate Release:

Contact: Margaret Miller

Republic Airways Holdings

Tel. (317) 246-2628

Republic Airways Holdings Announces First Quarter 2012 Financial Results

Indianapolis, Indiana (April 25, 2012) – Republic Airways Holdings Inc. (NASDAQ/NM: RJET) reported operating revenues of $697.6 million for the quarter ended March 31, 2012, an increase of 5.8%, compared to $659.1 million for the same period last year. The Company also reported additional key metrics for the first quarter of 2012:

	Three months ended March 31,
(Unaudited)	2012	2011	% Change

Total operating revenues (millions)	$697.6	$659.1	5.8%
Frontier TRASM (cents)	11.41	10.61	7.5%
Operating income (loss) (millions)	22.2	(0.6)	nm
Operating margin	3.2%	-0.1%	3.3 pts

EBITDAR (millions)	$132.6	$110.8	19.7%
EBITDAR margin	19.0%	16.8%	2.2 pts

The Company reported a net loss of $7.1 million, or $0.15 per diluted share, for the quarter ended March 31, 2012, compared to a net loss of $22.4 million, or $0.46 per diluted share, for the same period last year.

“Our pre-tax results for the first quarter, which is Frontier’s most challenging financial quarter, improved by more than $25 million, despite a significant increase in fuel expenses,” said Bryan Bedford, Chairman and CEO of Republic Airways Holdings. “Revenue results on Frontier continue to show strength and our business and network restructuring efforts of 2011 are having the desired effect on our 2012 financial results.”

Business Segment Presentation

As announced on its fourth quarter conference call, the Company has adjusted its presentation of business segments in 2012 and has revised the prior year’s information to conform to the current period segment presentation. Our reportable segments now consist of Republic and Frontier. The Republic segment includes all regional flying performed under fixed-fee and pro-rate agreements, subleasing activities, regional charter operations and the cost of any unassigned regional aircraft. The Frontier segment includes passenger service revenues and expenses for operating our Airbus fleet, as well as charter and cargo operations at Frontier.

Republic Segment Summary

Republic revenues decreased 4.5%, compared to the prior year’s first quarter on a 4.7% decrease in block hours. As of March 31, 2012, Republic operated 19 fewer 37-50 seat aircraft than a year ago, resulting in lower block hour production. Republic also redeployed 14 of 17 EJet aircraft that were flown on behalf of Frontier in 2011 back into fixed-fee service with Delta.

Income before taxes for Republic was $10.9 million for the quarter, compared to a pre-tax income of $3.1 million for the first quarter of 2011. The improvement in Republic’s first quarter result stems from a significant reduction in pro-rate flying and related losses that were incurred in the first quarter of 2011 on sub-99 seat aircraft operating on behalf of Frontier.

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Fuel costs for Republic were $59.8 million for the quarter, a decrease of $15.8 million from the prior year’s first quarter. The price per gallon increased 7.8% from $3.09 to $3.33 for the quarter, but the increase in pricing was more than offset by the reduction in consumption associated with the significant reduction in pro-rate operations.

Cost per Available Seat Mile (CASM), including interest expense but excluding fuel, increased 4.5% to 8.44¢ for the first quarter of 2012, from 8.08¢ for the same quarter of 2011. The increase is a result of unassigned aircraft expenses, increased employee benefit costs and higher maintenance expenses.

As of March 31, 2012, Republic operated 56 aircraft with 44-50 seats and 126 aircraft with 69-80 seats under fixed-fee commercial agreements. Additionally, Republic operated three aircraft with 50 seats and 19 aircraft with 74-99 seats under pro-rate agreements with Frontier. Seventeen 37-76 seat aircraft were unassigned as of March 31, 2012. The Company recently entered into long-term, offshore agreements to sublease three of its E170 aircraft, which are expected to be delivered to the new lessee between June and September of 2012.

Frontier Segment Summary

Total revenues increased 19.2% to $342.4 million for the quarter, compared to $287.3 million for the same period in 2011. Capacity on Frontier, as measured by ASMs, was up 10.8% from the prior year’s first quarter, reflecting the year-over-year effect of the addition of A319 and A320 aircraft to the fleet during the first half of 2011. Load factor for the first quarter was a record 84.7%, and an increase of 4.1 points from the first quarter of 2011. Total revenue per ASM (TRASM) was 11.41¢, up 7.5% from the same quarter in 2011.

For the quarter ended March 31, 2012, Frontier posted a pre-tax loss of $21.6 million compared to a pre-tax loss of $39.0 million for the quarter ended March 31, 2011.

The operating unit cost for Frontier operations, excluding fuel, was 7.68¢ for the quarter, a 5.1% decrease compared to 8.09¢ for the same quarter of 2011, due primarily to an increase in average aircraft seat density and lower non-fuel expenses in the current quarter. Frontier’s unit cost for the first quarter of 2012 includes approximately 0.84¢ related to certain expenses associated with pro-rate operations between Republic and Frontier.

Under the Company’s arms-length pro-rate agreements, Republic is allocated an industry standard pro-rata portion of ticket revenue, while Frontier retains all connect revenues as well as ancillary revenues on regional flights. Frontier maintains certain rights to deploy the regional aircraft and maintains control of pricing and revenue management. Frontier also retains responsibility for all customer service expenses, including airport rents. Selling and distribution costs are shared between Republic and Frontier.

Fuel costs for Frontier were $131.9 million for the quarter, an increase of $26.8 million from the prior year’s first quarter. The fuel cost per gallon, including into-plane taxes and fees, increased 18.5% to $3.39 for the first quarter of 2012, compared to $2.86 for last year’s first quarter. The first quarter 2011 result included a gain on fuel hedges of $8.7 million, or $0.23 per gallon. There were no hedge positions for the first quarter of 2012.

As of March 31, 2012, Frontier operated a total of 60 Airbus aircraft. During the second-quarter of 2012, Frontier will be reconfiguring its fleet of 15 A320 aircraft to include six additional seats, increasing seat density from 162 to 168 seats. Frontier also plans to add one A320 aircraft during the second quarter of 2012, increasing its A320 operational fleet to 16 aircraft. Certain of Frontier’s aircraft operate under fixed-price, multi-year charter agreements. Revenues earned under these agreements are reported as other revenue in our consolidated statement of operations.

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Balance Sheet and Liquidity

The Company’s total cash balance increased $25.8 million to $396.5 million as of March 31, 2012, compared to December 31, 2011. Restricted cash increased $67.6 million, to $219.0 million, from December 31, 2011. The Company’s unrestricted cash balance decreased $41.8 million, to $177.5 million, from December 31, 2011. A condensed cash flow statement has been provided in the tables section of this release.

The Company’s debt decreased to $2.31 billion as of March 31, 2012, compared to $2.36 billion at December 31, 2011. As of March 31, 2012, approximately 85% of the total debt is fixed-rate. The Company has significant long-term lease obligations for aircraft that are classified as operating leases and are not reflected as liabilities on the Company’s consolidated balance sheet. At a 6.0% discount factor, the present value of these lease obligations was approximately $1.15 billion as of March 31, 2012. A condensed balance sheet as of March 31, 2012 and December 31, 2011 has been provided in the tables section of this release.

Recent Business Developments

The Company has engaged Seabury Advisors to assist us in a comprehensive restructuring effort for our Chautauqua subsidiary, which operates our small regional jets.

Corporate Information

Republic Airways Holdings, based in Indianapolis, Indiana, is an airline holding company that owns Chautauqua Airlines, Frontier Airlines, Republic Airlines and Shuttle America, collectively “the airlines.” The airlines operate a combined fleet of 281 aircraft as of March 31, 2012, and offer scheduled passenger service on nearly 1,500 flights daily to 134 cities in 43 states, the Bahamas, Canada, Costa Rica, Dominican Republic, Jamaica, and Mexico under branded operations at Frontier, and through fixed-fee airline services agreements with five major U.S. airlines. The fixed-fee flights are operated under an airline partner brand, such as AmericanConnection, Continental Express, Delta Connection, United Express, and US Airways Express. The airlines currently employ approximately 10,000 aviation professionals. For more information on Republic Airways please visit our website at www.rjet.com.

The Company will conduct a telephone briefing to discuss its first quarter results tomorrow afternoon at 2:00 p.m. EST. This call is being webcast by Thomson/Reuters and can be accessed at Republic Airways Holdings’ website at www.rjet.com. For those wishing to participate, please call 866-770-7129, and for international calls please dial 617-213-8067; the password is 78431203.

Additional Information

In addition to historical information, this release contains forward-looking statements. Republic Airways Holdings Inc. may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Republic Airways’ beliefs, expectations, hopes or intentions regarding future events. Words such as “expects,” “intends,” “believes,” “anticipates,” “may,” “will,” “should,” “plan,” “estimate,” “predict,” “potential,” “continue,” or “likely” and similar expressions as well as the negative of such expressions are used to identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Republic Airways as of such date. Republic Airways assumes no obligation to update any forward-looking statement. Actual results may vary, and could differ materially, from those anticipated, estimated, projected or expected in these forward-looking statements for a number of reasons, including, among others, the risk factors disclosed in the Company’s most recent filing with the Securities and Exchange Commission.

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REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2012	2011	Change
OPERATING REVENUES
Fixed-fee service	$278.0	$258.8	7.4%
Passenger service	373.5	377.6	-1.1%
Charter and other	46.1	22.7	103.1%
Total operating revenues	697.6	659.1	5.8%

OPERATING EXPENSES
Wages and benefits	138.8	139.7	-0.6%
Aircraft fuel	191.7	180.8	6.0%
Landing fees and airport rents	45.2	42.5	6.4%
Aircraft and engine rent	62.7	60.1	4.3%
Maintenance and repair	75.5	70.1	7.7%
Insurance and taxes	10.5	10.4	1.0%
Depreciation and amortization	47.7	51.1	-6.7%
Promotion and sales	29.8	38.7	-23.0%
Other	73.5	66.3	10.9%
Total operating expenses	675.4	659.7	2.4%
OPERATING INCOME (LOSS)	22.2	(0.6)	nm

OTHER INCOME (EXPENSE)
Interest expense	(32.9)	(35.5)	-7.3%
Other - net	-	0.2	nm
Total other expense	(32.9)	(35.3)	-6.8%

INCOME (LOSS) BEFORE INCOME TAXES	(10.7)	(35.9)	nm

INCOME TAX EXPENSE (BENEFIT)	(3.6)	(13.5)	nm

NET INCOME (LOSS) AND OTHER COMPREHENSIVE INCOME (LOSS)	$(7.1)	$(22.4)	nm
PER SHARE, BASIC	$(0.15)	$(0.46)	nm
PER SHARE, DILUTED	$(0.15)	$(0.46)	nm
Weighted average common shares
Basic	48.4	48.2	0.4%
Diluted	48.4	48.2	0.4%

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REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share amounts)
(Unaudited)

	March 31,	December 31,
	2012	2011
ASSETS
Current Assets:
Cash and cash equivalents	$177.5	$219.3
Restricted cash	219.0	151.4
Receivables, net of allowance for doubtful accounts of $0.9 and $0.6, respectively	107.3	89.0
Inventories, net	104.4	101.8
Prepaid expenses and other current assets	61.1	64.2
Assets held for sale	32.6	33.0
Deferred income taxes	35.3	35.3
Total current assets	737.2	694.0
Aircraft and other equipment, net	2,768.3	2,808.7
Maintenance deposits	149.3	146.0
Other intangible assets, net	84.5	86.5
Other assets	174.1	166.5
Total assets	$3,913.4	$3,901.7

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$282.6	$284.6
Accounts payable	57.7	43.9
Air traffic liability	230.1	179.5
Deferred frequent flyer revenue	63.1	68.2
Accrued liabilities	270.6	258.8
Total current liabilities	904.1	835.0
Long-term debt, less current portion	2,025.9	2,074.5
Deferred frequent flyer revenue	71.8	68.1
Deferred credits and other non-current liabilities	108.0	110.4
Deferred income taxes	349.6	353.2
Total liabilities	3,459.4	3,441.2
Stockholders' Equity:
Preferred stock, $.001 par value; 5,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $.001 par value; one vote per share; 150,000,000 shares authorized; 58,528,199 and 58,097,574 shares issued and 48,431,647 and 48,412,516 shares outstanding, respectively	-	-
Additional paid-in-capital	410.0	409.4
Treasury stock, 9,333,266 shares, at cost	(181.8)	(181.8)
Accumulated other comprehensive loss	(4.0)	(4.0)
Accumulated earnings	229.8	236.9
Total stockholders' equity	454.0	460.5
Total liabilities and stockholders' equity	$3,913.4	$3,901.7

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REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2012	2011

NET CASH FROM OPERATING ACTIVITIES	$24.6	$7.7
INVESTING ACTIVITIES:
Purchase of aircraft and other equipment	(12.0)	(4.0)
Proceeds from sale of aircraft and other assets	0.4	0.4
Aircraft deposits, net	-	(8.0)
Other, net	(3.5)	(8.3)
NET CASH FROM INVESTING ACTIVITIES	$(15.1)	$(19.9)
FINANCING ACTIVITIES:
Payments on debt	(51.1)	(51.4)
Proceeds from debt issuance	-	13.8
Other, net	(0.2)	-
NET CASH FROM FINANCING ACTIVITIES	$(51.3)	$(37.6)
NET DECREASE IN CASH AND CASH EQUIVALENTS	$(41.8)	$(49.8)
CASH AND CASH EQUIVALENTS, Beginning of period	$219.3	$291.2
CASH AND CASH EQUIVALENTS, End of period	$177.5	$241.4
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID FOR INTEREST AND INCOME TAXES
Interest paid	$31.4	$32.0
Income taxes paid	0.2	0.2
NON-CASH INVESTING AND FINANCING ACTIVITIES
Aircraft Deposits Financed	$-	$7.9

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REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES
UNAUDITED OPERATING HIGHLIGHTS

	Three Months Ended March 31,
Operating Highlights – Republic[1]	2012	2011	Change
Total revenues (millions)	$355.2	$371.9	-4.5%
Total fuel expense (millions)[2]	$59.8	$75.6	-20.9%
Operating aircraft at period end:
37-50 seats[3]	73	78	-6.4%
69-99 seats[4]	148	147	0.7%
Block hours	174,701	183,296	-4.7%
Departures	100,819	106,747	-5.6%
Passengers carried	4,517,954	4,851,939	-6.9%
Revenue passenger miles (thousands)	2,300,817	2,517,063	-8.6%
Available seat miles (thousands)	3,369,612	3,628,905	-7.1%
Passenger load factor	68.3%	69.4%	-1.1 pts
Total cost per available seat mile, including interest expense (cents)	10.22	10.16	0.6%
Cost per available seat mile, including interest and excluding fuel expense (cents)	8.44	8.08	4.5%
Gallons consumed	17,970,351	24,504,968	-26.7%
Average cost per gallon	$3.33	$3.09	7.8%
Average daily utilization of each scheduled aircraft (hours)	9.9	9.9	-
Average stage length	455	440	3.4%
Average seat density	73	77	-5.2%

Operating Highlights – Frontier[1]
Total revenues (millions)	$342.4	$287.2	19.2%
Total fuel expense (millions)	$131.9	$105.2	25.4%
Operating aircraft at period end:
120 seats	4	5	-20.0%
136-138 seats	41	41	-
162 seats	15	9	66.7%
Passengers carried	2,517,472	2,143,030	17.5%
Revenue passenger miles (thousands)	2,540,905	2,181,928	16.5%
Available seat miles (thousands)	2,999,863	2,707,605	10.8%
Passenger load factor	84.7%	80.6%	4.1 pts
Total revenue per available seat mile (cents)	11.41	10.61	7.5%
Operating cost per available seat mile (cents)[5]	12.08	11.98	0.8%
Fuel cost per available seat mile (cents)[5]	4.40	3.89	13.1%
Cost per available seat mile, excluding fuel expense (cents)	7.68	8.09	-5.1%
Gallons consumed	38,957,370	36,740,655	6.0%
Average cost per gallon[5]	$3.39	$2.86	18.5%
Block hours	54,923	51,644	6.3%
Departures	21,246	19,896	6.8%
Average daily utilization of each scheduled aircraft (hours)	11.2	11.6	-3.4%
Average stage length	997	1,026	-2.8%
Average seat density	142	133	6.8%

[1]	See business segment presentation discussion for information regarding our change in segments.

[2]	Includes $24.6 million and $22.1 million for the three months ended March 31, 2012 and 2011, respectively, which is passed-through under our fixed-fee agreements with our partners.

[3]	Includes 14 aircraft as of March 31, 2012 that are unassigned and three and 13 aircraft as of March 31, 2012 and 2011, respectively, operating on behalf of Frontier.

[4]	Includes three aircraft as of March 31, 2012 that are unassigned and 19 and 35 aircraft as of March 31, 2012 and 2011, respectively, operating on behalf of Frontier.

[5]	Includes mark-to-market fuel hedge benefit of $8.7 million for the three months ended March 31, 2011.

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The Company is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable GAAP basis financial measures. The Company believes that the non-GAAP financial measures provide investors meaningful measurements of the Company’s financial performance.

Non-GAAP Reconciliation of Net Income to EBITDAR
($ in millions)	Three months ended March 31,
	2012	2011	% Change
GAAP net income (loss)	$(7.1)	$(22.4)	-68.3%
Adjust:
Interest expense	32.9	35.5	-7.3%
Income tax expense (benefit)	(3.6)	(13.5)	-73.3%
Depreciation and amortization	47.7	51.1	-6.7%
Aircraft and engine rents	62.7	60.1	4.3%
EBITDAR	$132.6	$110.8	19.7%

Total Operating Revenues	697.6	659.1	5.8%
EBITDAR	132.6	110.8	19.7%
EBITDAR Margin	19.0%	16.8%	2.2 pts

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